Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Ameris Bancorp and its subsidiaries of our reports dated February 17, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

October 27, 2006